Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2022, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks associated with general economic conditions, including local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2022.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Vice President, Investor Relations	Director, Corporate Communications
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Second Quarter 2022 Operating Results and 55th Annual Dividend Increase

NORTH BETHESDA, Md. (August 4, 2022) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2022. For the three months ended June 30, 2022 and 2021, net income available for common shareholders was $0.75 per diluted share and $0.57 per diluted share, respectively.
Highlights for the quarter and subsequent events include:
•Generated record funds from operations available to common shareholders (FFO) per diluted share of $1.65 for the quarter compared to $1.41 for the second quarter 2021.
•Generated comparable property operating income (POI) growth of 8.2% for the second quarter.
•Continued record levels of leasing with 132 signed leases for 562,111 square feet of comparable space in the second quarter, our most active quarter on record.
•Federal Realty’s portfolio was 92.0% occupied and 94.1% leased, representing year-over-year increases of 240 basis points and 140 basis points, respectively.
◦210 basis point spread between leased and occupied.
•Continued strong small shop leasing, ending the quarter at 89.3% leased, an increase of 360 basis points year over year and an increase of 580 basis points since the COVID-era low.
•During the quarter and subsequent to quarter end, acquired 3 assets which total over 1 million square feet on 93 acres of land for a total purchase price of $434 million.
•Increased the regular quarterly cash dividend to $1.08 per common share, resulting in an indicated annual rate of $4.32 per common share. This increase represents the 55th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
•Increased 2022 earnings per diluted share guidance to $2.50 - $2.65 and increased 2022 FFO per diluted share guidance to $6.10 - $6.25.
•Increased Comparable POI growth expectations to 5.5% - 7.0%.
•Issued the Company's annual Environmental, Social and Governance Report.

“A record quarter for Federal Realty; from funds from operations per share of $1.65, to continued record leasing levels, to celebrating our 55th consecutive year of increased common dividends,” said Donald C. Wood, Chief Executive Officer. “The quality of our assets, our sector leading demographics and high-barrier markets give us confidence that our multi-faceted business plan is the right one to serve the consumer in today’s economy.”
Financial Results
Net Income
Net income available for common shareholders was $59.7 million and earnings per diluted share was $0.75 for second quarter 2022 versus $44.2 million and $0.57 respectively, for second quarter 2021.
FFO
In the second quarter 2022, Federal Realty generated FFO of $131.6 million, or $1.65 per diluted share. This compares to FFO of $110.1 million, or $1.41 per diluted share, in second quarter 2021.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Portfolio Results
Occupancy
The portfolio was 92.0% occupied as of June 30, 2022, an increase of 80 basis points quarter-over-quarter and an increase of 240 basis points year-over-year. The portfolio was 94.1% leased as of June 30, 2022, an increase of 40 basis points quarter-over-quarter and an increase of 140 basis points year-over-year. The spread between our leased and occupied percentages was 210 basis points at the end of the second quarter.
Additionally, our comparable residential properties were 98.5% leased as of June 30, 2022, a sequential increase of 100 basis points over first quarter.
Leasing Activity
During the second quarter 2022, Federal Realty signed 137 leases for 577,338 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 562,111 square feet at an average rent of $35.86 per square foot compared to the average contractual rent of $34.29 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 5%, 13% on a straight-line basis.
Transaction Activity
During the quarter and subsequent to quarter end, we acquired 3 assets which total 1 million square feet on 93 acres of land for a total purchase price of $434 million.
•July 18, 2022 – Federal Realty acquired a 214,000 square foot office building adjacent to Hilton Village in Scottsdale, Arizona at the entrance to the town of Paradise Valley, the most affluent community in the greater

Phoenix market for $53.6 million. The office building will be integrated into Federal’s existing Hilton Village retail asset.
•July 27, 2022 – Federal Realty acquired The Shops at Pembroke Gardens, a 392,000 square foot super regional shopping center on 41 acres located in Broward County, Florida, adjacent to I-75 at the Pines Boulevard interchange, for $180.5 million. The property is anchored by Nike, Old Navy, DSW and Barnes & Noble with the opportunity to increase value over time through remerchandising, increasing rents and incremental capital investment.
•July 27, 2022 - Federal Realty closed on phase two of the previously announced acquisition of Kingstowne Towne Center in Kingstowne, Virginia, for $100 million representing a total purchase price of $200 million (phase one closed April 2022). Combined, the property comprises 410,000 square feet of retail space on 45 acres of land and is anchored by Safeway, Giant, T.J. Maxx, Ross Dress for Less and HomeGoods.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees increased the regular quarterly cash dividend to $1.08 per common share, resulting in an indicated annual rate of $4.32 per common share. The regular common dividend will be payable on October 17, 2022 to common shareholders of record as of September 22, 2022. This increase represents the 55th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on October 17, 2022 to shareholders of record as of October 3, 2022.
Summary of Other Quarterly Activities
•June 1, 2022 – Federal Realty issued its 2021 Environmental, Social and Governance Report highlighting the Company's commitment to its ESG initiatives and accomplishments.
•June 21, 2022 – Federal Realty was named to The Washington Post’s 2022 Top Workplaces list for its leadership in employee satisfaction and engagement.
Guidance
Federal Realty increased its 2022 guidance for earnings per diluted share to $2.50 - $2.65 from $2.36 - $2.56 and 2022 FFO per diluted share to $6.10 - $6.25 from $5.85 - $6.05.
Federal Realty increased comparable POI growth expectations to 5.5% - 7.0% from 3.5% - 5.0%.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its second quarter 2022 earnings conference call, which is scheduled for Thursday, August 4, 2022 at 11:00 AM ET. To participate, please call 877.407.9208 five to ten minutes prior to the call start time and use the passcode 13729950 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through August 18, 2022 by dialing 844.512.2921; Passcode: 13729950.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 105 properties include approximately 3,100 tenants, in 25 million square feet, and approximately 3,400 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 55 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.
Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2022, and include the following:
•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks associated with general economic conditions, including local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2022 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
June 30, 2022
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$263,830	$230,795	$520,337	$447,930
Mortgage interest income	269	830	533	1,856
Total revenue	264,099	231,625	520,870	449,786
EXPENSES
Rental expenses	51,169	42,918	107,380	92,156
Real estate taxes	31,265	29,323	61,825	58,743
General and administrative	13,604	12,846	25,946	23,104
Depreciation and amortization	74,461	67,675	146,135	131,549
Total operating expenses	170,499	152,762	341,286	305,552

Gain on sale of real estate and change in control of interest	—	—	—	17,428

OPERATING INCOME	93,600	78,863	179,584	161,662

OTHER INCOME/(EXPENSE)
Other interest income	133	250	253	613
Interest expense	(32,074)	(31,177)	(63,647)	(63,262)
Income (loss) from partnerships	2,808	123	3,005	(1,215)
NET INCOME	64,467	48,059	119,195	97,798
Net income attributable to noncontrolling interests	(2,791)	(1,855)	(5,535)	(3,358)
NET INCOME ATTRIBUTABLE TO THE TRUST	61,676	46,204	113,660	94,440
Dividends on preferred shares	(2,008)	(2,011)	(4,018)	(4,021)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$59,668	$44,193	$109,642	$90,419

EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$0.75	$0.57	$1.38	$1.16
Weighted average number of common shares	79,202	77,474	78,826	77,160
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$0.75	$0.57	$1.38	$1.16
Weighted average number of common shares	79,202	77,505	78,855	77,162

Federal Realty Investment Trust
Consolidated Balance Sheets
June 30, 2022
	June 30,	December 31,
	2022	2021
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $2,219,568 and $2,207,648 of consolidated variable interest entities, respectively)	$9,076,274	$8,814,791
Construction-in-progress (including $24,865 and $18,752 of consolidated variable interest entities, respectively)	630,287	607,271
	9,706,561	9,422,062
Less accumulated depreciation and amortization (including $418,633 and $389,950 of consolidated variable interest entities, respectively)	(2,648,474)	(2,531,095)
Net real estate	7,058,087	6,890,967
Cash and cash equivalents	176,559	162,132
Accounts and notes receivable, net	187,370	169,007
Mortgage notes receivable, net	9,499	9,543
Investment in partnerships	13,515	13,027
Operating lease right of use assets	89,613	90,743
Finance lease right of use assets	49,190	49,832
Prepaid expenses and other assets	226,608	237,069
TOTAL ASSETS	$7,810,441	$7,622,320
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $317,619 and $335,301 of consolidated variable interest entities, respectively)	$321,975	$339,993
Notes payable, net	301,480	301,466
Senior notes and debentures, net	3,406,895	3,406,088
Accounts payable and accrued expenses	226,660	235,168
Dividends payable	87,397	86,538
Security deposits payable	27,232	25,331
Operating lease liabilities	71,827	72,661
Finance lease liabilities	72,019	72,032
Other liabilities and deferred credits	209,217	206,187
Total liabilities	4,724,702	4,745,464
Commitments and contingencies
Redeemable noncontrolling interests	209,312	213,708
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 and 399,896 shares issued and outstanding, respectively	9,822	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 80,896,804 and 78,603,305 shares issued and outstanding, respectively	813	790
Additional paid-in capital	3,758,161	3,488,794
Accumulated dividends in excess of net income	(1,126,463)	(1,066,932)
Accumulated other comprehensive income (loss)	3,550	(2,047)
Total shareholders’ equity of the Trust	2,795,883	2,580,602
Noncontrolling interests	80,544	82,546
Total shareholders’ equity	2,876,427	2,663,148
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,810,441	$7,622,320

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
June 30, 2022
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$64,467	$48,059	$119,195	$97,798
Net income attributable to noncontrolling interests	(2,791)	(1,855)	(5,535)	(3,358)
Gain on sale of real estate and change in control of interest	—	—	—	(17,428)
Depreciation and amortization of real estate assets	65,727	56,431	128,704	113,534
Amortization of initial direct costs of leases	5,882	9,181	11,675	13,925
Funds from operations	133,285	111,816	254,039	204,471
Dividends on preferred shares (2)	(1,875)	(2,011)	(3,750)	(4,021)
Income attributable to downREIT operating partnership units	701	740	1,407	1,525
Income attributable to unvested shares	(467)	(398)	(904)	(721)
FFO	$131,644	$110,147	$250,792	$201,254
Weighted average number of common shares, diluted (2)(3)	79,952	78,203	79,608	77,881
FFO per diluted share (3)	$1.65	$1.41	$3.15	$2.58

Dividends and Payout Ratios
Regular common dividends declared	$84,977	$82,417	$169,173	$164,788
Dividend payout ratio as a percentage of FFO	65%	75%	67%	82%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$73,428	$117,176	$145,071	$201,877
Tenant improvements and incentives	19,657	14,081	36,626	26,852
Total non-maintenance capital expenditures	93,085	131,257	181,697	228,729
Maintenance capital expenditures	8,445	5,351	13,868	9,212
Total capital expenditures	$101,530	$136,608	$195,565	$237,941

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$4,755	$3,088	$9,575	$5,734
Depreciation and amortization	(2,269)	(1,492)	(4,613)	(2,956)
Interest expense	(394)	(481)	(833)	(945)
Net income	$2,092	$1,115	$4,129	$1,833
Notes:
1)See Glossary of Terms.
2)For the three and six months ended June 30, 2022, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and included in "weighted average common shares, diluted."
3)The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share but is anti-dilutive for the computation of dilutive EPS for these periods.
4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income and Other Information
June 30, 2022

Components of Rental Income (1)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(in thousands)
Minimum rents (2)
Commercial	$170,916	$160,463	$340,547	$317,301
Residential	24,149	19,404	47,210	38,701
Cost reimbursements	46,457	42,156	96,769	88,248
Percentage rents	3,894	1,819	7,529	2,864
Other (3)	16,565	13,358	26,599	21,572
Collectibility related impact (4)	1,849	(6,405)	1,683	$(20,756)
Total rental income	$263,830	$230,795	$520,337	$447,930
Notes:
1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
2)Minimum rents include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(in millions)

Straight-line rents	$4.9	$4.6	$9.8	$6.8
Amortization of in-place leases	$2.6	$1.1	$5.4	$2.7
3)For the three and six months ended June 30, 2021, other rental income includes a $2.8 million net lease termination fee related to a tenant who vacated early in Q2 2021; the $2.8 million is net of the write-off of $8.8 million of a straight-line rent receivable.
4)For the three and six months ended June 30, 2022, our collectability related impact includes the collection of approximately $3 million and $5 million, respectively, of prior period rents which were contractually deferred or payment re-negotiated specifically related to the COVID-19 pandemic, and is partially offset by approximately $1 million and $3 million related to the abatement of contractual rents due to COVID-19 for the three and six months ended June 30, 2022, respectively, and cash basis tenants who did not make full contractual rent payments.

Information on Cash Basis Tenants (5)	As of June 30, 2022
	Total	% Recognized on a Cash Basis
Active commercial tenant leases	3,119	33%
Annualized base rent from commercial tenants (in millions) (6)	$698	25%
Notes:
5)Tenants are recognized on a cash basis of accounting when we determine collection of substantially all lease payments during the lease term is not considered probable; revenue is then limited to the lesser of revenue recognized under accrual accounting or cash received. Our full revenue recognition policy with respect to leases can be found in Note 2 of our December 31, 2021 Annual Report on Form 10-K.
6)See Glossary of Terms.
COVID-19 Related Rent Deferrals

Cumulative contractual rent deferred (in millions) (7)	$47
Cumulative deferral payments collected through June 30, 2022 (in millions) (8)	$32
Notes:
7)Total contractual rent for April 2020 through June 2022 that has been deferred pursuant to modification agreements signed through June 30, 2022. Accrual basis tenants comprise approximately 50% of this cumulative deferred rent for executed agreements in place as of June 30, 2022.
8)Deferral payments collected to date represent approximately 90% of the amounts agreed to be repaid by June 30, 2022.

Federal Realty Investment Trust
Comparable Property Information
June 30, 2022

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q2 include: Assembly Row Phase 3, CocoWalk, Darien Commons, Pike & Rose Phase 3, Huntington Shopping Center, Willow Grove Shopping Center, and all properties acquired or disposed of from Q2 2021 to Q2 2022. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	June 30,
	2022	2021
	(in thousands)
Operating income	$93,600	$78,863
Add:
Depreciation and amortization	74,461	67,675
General and administrative	13,604	12,846
Property operating income (POI)	181,665	159,384
Less: Non-comparable POI - acquisitions/dispositions	(9,414)	(3,875)
Less: Non-comparable POI - redevelopment, development & other	(9,494)	(5,091)
Comparable property POI	$162,757	$150,418

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	June 30,
	2022	2021	% Change
	(in thousands)
Rental income	$233,715	$218,821

Rental expenses	(42,912)	(40,554)
Real estate taxes	(28,046)	(27,849)
	(70,958)	(68,403)

Comparable property POI	$162,757	$150,418	8.2%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended
	June 30,
	2022	2021
	(in thousands)
Redevelopment and tenant improvements and incentives	$39,723	$34,581
Maintenance capital expenditures	8,106	5,242
	$47,829	$39,823

Comparable Property - Occupancy Statistics (2)
	At June 30,
	2022	2021
GLA - comparable commercial properties	22,142,000	22,155,000
Leased % - comparable commercial properties	94.0%	92.7%
Occupancy % - comparable commercial properties	91.8%	89.9%
Notes:
1)See page 10 for "Summary of Capital Expenditures" for our entire portfolio.
2)See page 27 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Market Data
June 30, 2022
	June 30,
	2022	2021
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	81,549	78,455
Market price per common share	$95.74	$117.17
Common equity market capitalization including downREIT operating partnership units	$7,807,501	$9,192,572

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$10,000

Equity market capitalization	$7,967,326	$9,352,572

Total debt	$4,030,350	$4,172,933
Less: cash and cash equivalents	(176,559)	(304,268)
Total net debt (3)	$3,853,791	$3,868,665

Total market capitalization	$11,821,117	$13,221,237

Total net debt to market capitalization at market price per common share	33%	29%

Notes:
1)Amounts include 652,233 and 694,133 downREIT operating partnership units outstanding at June 30, 2022 and 2021, respectively.
2)These shares, issued March 8, 2007, are unregistered.
3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.

Federal Realty Investment Trust
Summary of Outstanding Debt
June 30, 2022
	As of June 30, 2022
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (6)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bell Gardens	8/1/2026	4.06%	11,983
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	LIBOR + 1.95%	55,755
Various Hoboken (14 Buildings) (3)	Various through 2029	Various	31,358
Chelsea	1/15/2031	5.36%	4,650
Subtotal			323,846
Net unamortized debt issuance costs and premium			(1,871)
Total mortgages payable, net			321,975		4.00%

Notes payable
Revolving credit facility (4)	1/19/2024	LIBOR + 0.825%	—
Term loan	4/16/2024	LIBOR + 0.85%	300,000
Various	Various through 2028	11.31%	2,400
Subtotal			302,400
Net unamortized debt issuance costs			(920)
Total notes payable, net			301,480		2.72%	(7)

Senior notes and debentures
Unsecured fixed rate
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	600,000
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,419,200
Net unamortized debt issuance costs and premium			(12,305)
Total senior notes and debentures, net			3,406,895		3.49%

Total debt, net			$4,030,350	(5)

Total fixed rate debt, net			$3,731,227	93%	3.54%
Total variable rate debt, net			299,123	7%	2.64%	(7)
Total debt, net			$4,030,350	100%	3.47%	(7)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (8)	4.31x	3.62x	4.17x	3.34x

Notes:
1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At June 30, 2022, our share of unconsolidated debt was approximately $28.2 million. At June 30, 2022, our noncontrolling interests' share of mortgages payable was $43.0 million.
2)We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.
3)The interest rates on these mortgages range from 3.91% to 5.00%.
4)Our revolving credit facility has a borrowing capacity of $1.0 billion. The maximum amount drawn under our revolving credit facility during the three and six months ended June 30, 2022 was $114.0 million. The weighted average interest rate on borrowing under our credit facility, before amortization of debt fees, for the three and six months ended June 30, 2022 was 2.0% and 1.9%, respectively.
5)The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 8 years.
6)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 7.
7)The weighted average effective interest rate excludes $0.7 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.
8)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2022
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2022	$2,015	$—		$2,015		—%	—%	—%
2023	3,954	275,000		278,954		6.9%	6.9%	3.0%
2024	3,981	900,000	(1)	903,981		22.3%	29.2%	3.3%	(4)
2025	3,738	44,298		48,036		1.2%	30.4%	3.9%
2026	3,065	452,450		455,515		11.3%	41.7%	2.1%
2027	2,643	690,570		693,213		17.1%	58.8%	3.8%
2028	2,509	—		2,509		0.1%	58.9%	5.9%
2029	2,327	458,105		460,432		11.4%	70.3%	3.3%
2030	681	400,000		400,681		9.9%	80.2%	3.7%
2031	110	—		110		—%	80.2%	5.9%
Thereafter	—	800,000		800,000		19.8%	100.0%	4.2%
Total	$25,023	$4,020,423		$4,045,446	(2)	100.0%

Notes:
1)Our $300.0 million term loan matures on April 16, 2024, plus two one-year extensions at our option.
2)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of June 30, 2022.
3)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
4)The weighted average rate excludes $0.7 million in quarterly financing fees and quarterly debt fee amortization on our $1.0 billion revolving credit facility, which had no balance outstanding at June 30, 2022. Our revolving credit facility matures on January 19, 2024, plus two six-month extensions at our option.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
June 30, 2022

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Impacts of Current Environment:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by the current environment, including the impacts of COVID-19 and supply chain disruptions currently affecting the broader economy.

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$79	2023
CocoWalk (4)	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 107,000 square foot 5-story office/retail building with 22,000 square feet of retail; complete renovation of the west wing	6%	$93 - $97	$91	Stabilized
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	7%	$80 - $85	$27	2024
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$15	$12	2022
Azalea	Southgate, CA	Development of a new 3,000 square foot single tenant pad building	7%	$3	$2	2022
Flourtown	Flourtown, PA	Development of a new 2,450 square foot bank pad building	7%	$2	$0	2023
Total Active Redevelopment projects (5)			6%	$303 - $322	$211

Active Property Improvement Projects (6)
Various Properties		Ongoing improvements at 25 properties to better position those properties to capture a disproportionate amount of retail demand post-COVID	6% - 13%	$112	$53

Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.
(2)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(3)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(4)CocoWalk is expected to stabilize from an economic perspective during 2022, with a full year of stabilized POI of approximately $11 million in 2023. 2022 is expected to generate approximately 75-80% of this amount.
(5)All subtotals and totals reflect cost weighted-average ROIs.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
June 30, 2022

Impacts of Current Environment:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by the current environment, including the impacts of COVID-19 and supply chain disruptions affecting the broader economy.

						Projected POI Delivered
						(as a % of Total)
		Projected	Total	Costs to		For Year Ended December 31, (2)
Property (1)	Opportunity	ROI (2)	Cost (3)	Date		2022	2023	Expected Opening Timeframe
			(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase III	- 277,000 SF of office - 500 residential units - 56,000 SF of retail	6%	$465 - 485	$471		65 - 75%	90 - 95%	244,000 square feet of office space leased Residential units delivered Q3/Q4 2021 First retail tenants opened in Q2 2021
Future Phases	- 1.5M SF of commercial - 326 residential units	TBD	TBD

Pike & Rose, North Bethesda, MD
909 Rose Avenue (Phase III)	-212,000 SF of office -7,000 SF of retail	6-7%	$128 - 135	$124	(4)	60 - 70%	90 - 95%	Opening began in Q3 2020 201,000 square feet leased
915 Meeting Street (Phase IV)	-266,000 SF of office -10,000 SF of retail	6%	$185 - 200	$75		—	—	105,000 SF of office space pre-leased
Future Phases	- 530,000 SF of commercial - 741 residential units	TBD	TBD

Santana Row, San Jose, CA
Santana West	- 376,000 SF of office	6-7%	$300 - 315	$200		—	TBD
Future Phases	-321,000 SF of commercial -395 residential units -604,000 SF of commercial across from Santana Row	TBD	TBD

Notes:
(1)Anticipated opening dates, total cost, and projected return on investment (ROI), and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected POI delivered includes straight-line rent.
(3)Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.
(4)Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III delivered in August 2020. Revenue related to this rent will be eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
June 30, 2022

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Bala Cynwyd	Bala Cynwyd, PA		✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓
Federal Plaza	Rockville, MD		✓
Fourth Street	Berkeley, CA	✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓
Grossmont Center	La Mesa, CA	✓
Hastings Ranch Plaza	Pasadena, CA	✓
Huntington	Huntington, NY	✓
Mercer Mall	Lawrenceville, NJ	✓
Pan Am	Fairfax, VA	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA	✓		✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Santana Row - Santana West (3)	San Jose, CA			✓
Village at Shirlington	Arlington, VA		✓
Wildwood	Bethesda, MD	✓
Willow Grove	Willow Grove, PA	✓

(1)	Remaining entitlements at Assembly Row after Phase III include approximately 1.5 million square feet of commercial-use buildings.
(2)	Remaining entitlements at Pike & Rose after Phase IV include approximately 530,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)	Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and muti-tenant stand alone pad buildings.
(5)	Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Property Acquisitions & Other Transaction
June 30, 2022

Property Acquisition

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
April 20, 2022 & July 27, 2022	Kingstowne Towne Center	Kingstowne, Virginia	410,000	$200.0	Safeway / Giant / TJ Maxx / Ross Dress for Less / Homegoods / Five Below
July 18, 2022	Hilton Village (office building) (1)	Scottsdale, Arizona	214,000	$53.6
July 27, 2022	The Shops at Pembroke Gardens	Pembroke Pines, Florida	392,000	$180.5	Nike / DSW / Old Navy / Barnes & Noble
(1) The land is controlled under a long-term ground lease that expires on September 30, 2075.

Other Transaction
On July 13, 2022, we acquired the 21.8% redeemable noncontrolling interest in the partnership that owns our Plaza El Segundo Shopping Center for $23.6 million, bringing our ownership interest to 100%.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	$109,166	$40,000	22	223,000	99%				Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(4)	Los Angeles-Long Beach-Anaheim, CA	116,669	11,983	32	330,000	99%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,859		1	42,000	88%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,752		22	243,000	99%		32,000	Sprouts	Total Wine & More / Rite Aid / Alamo Ace Hardware
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,576		32	440,000	100%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(4)	San Diego-Carlsbad, CA	54,922		18	298,000	95%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	27,235		3	71,000	81%				CB2
Freedom Plaza	(4)	Los Angeles-Long Beach-Anaheim, CA	44,009		9	114,000	94%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress For Less
Grossmont Center	(4)	San Diego-Carlsbad, CA	176,190		64	934,000	99%				Target / Walmart / Macy's / CVS
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,710		15	273,000	100%				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	61,886		3	181,000	86%				Target / Marshalls / L.A. Fitness
Kings Court	(5)	San Jose-Sunnyvale-Santa Clara, CA	11,631		8	81,000	100%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	40,157		8	97,000	93%				Anthropologie / Sephora / Teleferic Barcelona
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	82,379		12	155,000	100%				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,954		4	48,000	96%				Marshalls
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach-Anaheim, CA	300,979	125,000	50	501,000	87%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(5)	San Jose-Sunnyvale-Santa Clara, CA	49,819		22	212,000	100%		14,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,262,116		45	1,205,000	98%	662			Crate & Barrel / CB2 / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	46,210		12	148,000	93%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	88,795		2	207,000	74%				adidas / Madewell / Patagonia / Multiple Restaurants
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	158,307		44	648,000	91%				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,958,321		428	6,451,000	95%

Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	50,287		10	113,000	98%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	251,716		17	529,000	93%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	24,563		10	144,000	100%		51,000	Giant Food	CVS / Staples
Chesterbrook	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	38,640		9	90,000	78%		35,000	Safeway	Starbucks
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	109,963		21	324,000	91%	194	25,000	The Fresh Market	Buy Buy Baby / Ulta / Barnes & Noble / Container Store
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,083		2	38,000	69%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	42,373		11	124,000	97%		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	72,912		18	249,000	94%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,735		1	78,000	100%				Marshalls / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,303		16	208,000	95%				Marshalls / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	24,695		10	132,000	87%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,691		7	73,000	100%		30,000	Whole Foods
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	104,856		22	227,000	100%		66,000	Safeway	TJ Maxx / HomeGoods / Five Below
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	60,460		26	364,000	98%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,137		36	368,000	100%		73,000	Giant Food	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	93,811		29	565,000	97%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,359		10	91,000	100%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	31,237		25	228,000	95%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	109,835		14	297,000	100%		45,000	Harris Teeter	TJ Maxx / DSW / Ulta
Pike & Rose	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	756,555		24	636,000	100%	765			Porsche / Uniqlo / REI / H&M / L.L. Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	51,512		13	172,000	99%				TJ Maxx / DSW / Crunch Fitness
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,917		10	116,000	96%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	41,410		16	269,000	94%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	49,623	4,355	12	187,000	80%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	14,017		14	N/A	99%	282
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,959		12	111,000	86%		26,000	L.A. Mart	Talbots / Total Wine & More
Twinbrooke Shopping Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	35,617		10	106,000	89%		35,000	Safeway	Walgreens
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,263		5	50,000	98%		15,000	Trader Joe's
Village at Shirlington	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	71,332	6,942	16	267,000	83%		28,000	Harris Teeter	CVS / AMC / Carlyle Grand Café
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,528		12	88,000	100%		20,000	Balducci's	CVS / Multiple Restaurants
		Total Washington Metropolitan Area	2,424,389		438	6,244,000	95%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	105,594		46	407,000	94%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	50,569	11,500	11	99,000	92%				Banana Republic / Gap / Williams-Sonoma
Darien Commons		Bridgeport-Stamford-Norwalk, CT	118,465		9	59,000	89%	2			Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	94,025		17	409,000	96%		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	84,490		9	146,000	87%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	33,347		13	103,000	92%		46,000	Greenlawn Farms	Tuesday Morning / Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	36,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	35,193		15	133,000	69%		61,000	Shop Rite
Hoboken	(4) (8)	New York-Newark-Jersey City, NY-NJ-PA	216,615	87,113	3	171,000	97%	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	67,046		21	142,000	77%				Petsmart / Michaels / Ulta

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,716		18	75,000	91%				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	104,920		21	253,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Macy's Backstage
Mercer Mall	(7)	Trenton, NJ	131,062	55,150	50	551,000	89%		75,000	Shop Rite	Ferguson Bath, Kitchen, & Lighting / Ross Dress For Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	129,402	43,600	21	193,000	100%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	41,285		19	211,000	100%				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,249,477		274	2,988,000	92%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,606		22	270,000	88%		24,000	Acme Markets	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	68,677		23	174,000	94%	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	36,827		28	260,000	99%		47,000	Whole Foods	Buy Buy Baby / RH Outlet
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,301		24	156,000	99%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,086		21	223,000	99%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	55,687		29	356,000	96%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,493		15	214,000	81%				Marshalls / Ulta / Skechers / Crunch Fitness
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,073		17	124,000	90%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,316		13	105,000	98%				Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	43,007		14	248,000	97%	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	364,073		206	2,130,000	94%

New England
Assembly Row / Assembly Square Marketplace	(6)	Boston-Cambridge-Newton, MA-NH	1,109,935		65	1,148,000	99%	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,555		15	114,000	89%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	30,871	4,650	37	222,000	100%				Home Depot / Planet Fitness / CVS
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	47,427		20	245,000	92%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	154,999		19	224,000	97%	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,055		17	149,000	99%		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,402,211		201	2,150,000	98%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	29,892		24	242,000	88%		16,500	Aldi	Dick's Sporting Goods / Petco
Perring Plaza		Baltimore-Columbia-Towson, MD	35,071		29	398,000	71%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	124,564		35	315,000	88%				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,457		4	33,000	100%
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,449		1	4,000	100%	105

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
White Marsh Plaza		Baltimore-Columbia-Towson, MD	26,662		7	80,000	100%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	28,993		16	56,000	82%
		Total Baltimore	287,088		116	1,128,000	83%

South Florida
CocoWalk	(4) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	195,859		3	257,000	99%				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	74,417		17	187,000	97%		44,000	Winn Dixie	CVS / L.A. Fitness
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	101,694		67	430,000	97%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	371,970		87	874,000	97%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	36,094		14	168,000	92%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,900		21	281,000	92%				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	15,000		11	139,000	97%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	121,947		17	211,000	94%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	214,941		63	799,000	94%

Other
Barracks Road		Charlottesville, VA	70,655		40	498,000	94%		99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Old Navy / Ulta
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	35,434		22	264,000	82%		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(4)	Phoenix-Mesa-Chandler, AZ	179,676		41	642,000	90%		82,000	Fry's Food & Drug	Floor & Décor / Marshalls / Nordstrom Last Chance / Best Buy
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,524		20	215,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Hilton Village	(4)	Phoenix-Mesa-Chandler, AZ	40,144		11	93,000	90%				CVS / Houston's
Lancaster	(7)	Lancaster, PA	13,411	4,907	11	126,000	96%		75,000	Giant Food	AutoZone
29th Place		Charlottesville, VA	40,638		15	169,000	99%		32,000	Lidl	HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	105,468		37	463,000	96%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	505,950		197	2,470,000	93%

Grand Total			$9,778,420	$395,200	2,010	25,234,000	94%	3,369

Notes:
(1)	Includes "Finance lease right of use assets."
(2)	The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.
(3)	Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(4)	The Trust has a controlling financial interest in this property.
(5)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(7)	All or a portion of the property is subject to finance lease liabilities.
(8)	This property includes 39 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(9)	This property includes interests in four buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2022

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2022	132	100%	562,111	$35.86	$34.29	$885,669	5%	13%	7.0	$20,791,119	$36.99
1st Quarter 2022	119	100%	444,398	$36.77	$34.31	$1,092,294	7%	17%	6.8	$14,464,187	$32.55
4th Quarter 2021	116	100%	597,673	$34.34	$32.49	$1,108,021	6%	12%	7.7	$18,492,134	$30.94
3rd Quarter 2021	119	100%	430,234	$40.73	$38.13	$1,119,874	7%	16%	6.8	$15,214,700	$35.36
Total - 12 months	486	100%	2,034,416	$36.64	$34.58	$4,205,858	6%	14%	7.1	$68,962,140	$33.90

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2022	61	46%	218,493	$44.90	$42.52	$518,577	6%	14%	8.7	$18,658,319	$85.40
1st Quarter 2022	60	50%	176,322	$44.90	$39.53	$946,526	14%	25%	8.3	$13,866,932	$78.65
4th Quarter 2021	65	56%	289,287	$39.72	$37.27	$708,143	7%	13%	8.4	$18,142,674	$62.72
3rd Quarter 2021	56	47%	219,614	$39.12	$36.43	$592,684	7%	15%	8.4	$14,322,727	$65.22
Total - 12 months	242	50%	903,716	$41.84	$38.78	$2,765,930	8%	16%	8.5	$64,990,652	$71.91

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2022	71	54%	343,618	$30.12	$29.05	$367,092	4%	11%	5.4	$2,132,800	$6.21
1st Quarter 2022	59	50%	268,076	$31.42	$30.88	$145,768	2%	10%	5.4	$597,255	$2.23
4th Quarter 2021	51	44%	308,386	$29.30	$28.00	$399,878	5%	11%	6.8	$349,460	$1.13
3rd Quarter 2021	63	53%	210,620	$42.40	$39.90	$527,190	6%	16%	5.3	$891,973	$4.23
Total - 12 months	244	50%	1,130,700	$32.49	$31.22	$1,439,928	4%	12%	5.7	$3,971,488	$3.51

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2022					137	577,338		$35.97	7.1	$20,922,719	$36.24
1st Quarter 2022					124	460,062		$37.05	6.9	$18,669,766	$40.58
4th Quarter 2021					125	619,629		$34.67	7.8	$19,435,246	$31.37
3rd Quarter 2021					124	481,607		$39.87	7.1	$24,145,403	$50.14
Total - 12 months					510	2,138,636		$36.70	7.2	$83,173,134	$38.89

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included. Contractual option exercises are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
June 30, 2022

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2022	187,000	1%	$21.13	386,000	5%	$37.71	573,000	3%	$32.30
2023	1,240,000	8%	$21.38	929,000	13%	$42.15	2,169,000	9%	$30.27
2024	2,300,000	15%	$19.34	1,009,000	14%	$47.71	3,309,000	14%	$27.99
2025	2,168,000	14%	$18.52	1,077,000	15%	$41.58	3,246,000	14%	$26.18
2026	1,293,000	8%	$22.39	819,000	11%	$49.63	2,111,000	9%	$32.95
2027	1,950,000	12%	$24.36	905,000	12%	$49.87	2,855,000	12%	$32.44
2028	1,345,000	8%	$20.07	556,000	7%	$52.69	1,901,000	8%	$29.61
2029	1,120,000	7%	$28.60	453,000	6%	$46.23	1,573,000	7%	$33.67
2030	831,000	5%	$18.00	280,000	4%	$50.97	1,110,000	5%	$26.31
2031	414,000	3%	$30.68	413,000	6%	$44.56	827,000	4%	$37.61
Thereafter	3,001,000	19%	$26.63	547,000	7%	$44.47	3,549,000	15%	$29.38
Total (3)	15,849,000	100%	$22.60	7,374,000	100%	$46.06	23,223,000	100%	$30.05

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2022	188,000	1%	$21.13	368,000	5%	$36.83	555,000	2%	$31.54
2023	483,000	3%	$23.86	704,000	9%	$41.61	1,188,000	5%	$34.39
2024	622,000	4%	$20.60	576,000	8%	$46.64	1,198,000	5%	$33.12
2025	728,000	5%	$15.15	722,000	10%	$38.94	1,450,000	6%	$27.00
2026	390,000	2%	$23.73	429,000	6%	$49.12	819,000	4%	$37.03
2027	452,000	3%	$20.42	495,000	7%	$50.40	946,000	4%	$36.09
2028	752,000	5%	$15.78	388,000	5%	$46.58	1,140,000	5%	$26.27
2029	826,000	5%	$25.36	414,000	6%	$44.44	1,240,000	5%	$31.73
2030	581,000	4%	$19.21	357,000	5%	$46.40	938,000	4%	$29.55
2031	234,000	1%	$29.75	372,000	5%	$47.94	607,000	3%	$40.91
Thereafter	10,593,000	67%	$23.54	2,549,000	34%	$49.01	13,142,000	57%	$28.48
Total (3)	15,849,000	100%	$22.60	7,374,000	100%	$46.06	23,223,000	100%	$30.05

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of June 30, 2022.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of June 30, 2022.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2022

Overall Portfolio Statistics (1)	At June 30, 2022			At June 30, 2021

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (SF)	25,234,000	23,747,000	94.1%	25,300,000	23,456,000	92.7%

Residential Properties (5) (units)	2,869	2,826	98.5%	2,869	2,798	97.5%

Comparable Property Statistics (1)	At June 30, 2022			At June 30, 2021

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (SF)	22,142,000	20,820,000	94.0%	22,155,000	20,543,000	92.7%

Residential Properties (units)	2,867	2,824	98.5%	2,867	2,796	97.5%

Notes

(1)	See Glossary of Terms.
(2)	Occupied percentage was 92.0% and 89.6% at June 30, 2022 and 2021, respectively, and comparable property occupied percentage was 91.8% and 89.9% at June 30, 2022 and 2021, respectively.
(3)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(4)	At June 30, 2022, leased percentage was 96.6% for anchor tenants and 89.3% for small shop tenants.
(5)	Our residential metrics exclude "Miscela," our new residential building that opened at Assembly Row in 3Q21, and is currently in the process of being leased-up for the first time. If these units were included, our total residential units would be 3,369 and our percentage leased would be 96.8%. At June 30, 2022, Miscela was 87.2% leased.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2022

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2 / NR	$22,758,000	2.85%	1,130,000	3.99%	36
2	NetApp, Inc.	BBB+ / Baa2 / NR	$14,339,000	1.80%	304,000	1.07%	1
3	Ahold Delhaize	BBB / Baa1 / NR	$14,014,000	1.75%	743,000	2.62%	12
4	Splunk, Inc.	NR / NR / NR	$11,913,000	1.49%	235,000	0.83%	1
5	CVS Corporation	BBB / Baa2 / NR	$11,454,000	1.43%	300,000	1.06%	22
6	Gap, Inc., The	BB / Ba2 / NR	$10,704,000	1.34%	300,000	1.06%	27
7	L.A. Fitness International LLC	B- / B3 / NR	$10,692,000	1.34%	415,000	1.46%	10
8	Albertsons Companies, Inc. (Acme, Balducci's, Safeway)	BB / Ba2 / NR	$7,501,000	0.94%	568,000	2.00%	11
9	Michaels Stores, Inc.	B / B1 / NR	$7,380,000	0.92%	369,000	1.30%	15
10	Home Depot, Inc.	A / A2 / A	$7,285,000	0.91%	478,000	1.69%	6
11	Kroger Co., The	BBB / Baa1 / NR	$7,036,000	0.88%	611,000	2.16%	12
12	Bank of America, N.A.	A- / A2 / AA-	$6,924,000	0.87%	118,000	0.42%	26
13	Bed, Bath & Beyond, Inc.	B+ / B2 / NR	$6,833,000	0.86%	417,000	1.47%	11
14	PUMA North America, Inc.	NR / NR / NR	$6,807,000	0.85%	155,000	0.55%	2
15	Ross Stores, Inc.	BBB+ / A2 / NR	$6,724,000	0.84%	315,000	1.11%	11
16	Dick's Sporting Goods, Inc.	BBB / Baa3 / NR	$6,389,000	0.80%	289,000	1.02%	6
17	Target Corporation	A / A2 / A	$6,239,000	0.78%	627,000	2.21%	7
18	Ulta Beauty, Inc.	NR / NR / NR	$5,889,000	0.74%	171,000	0.60%	16
19	DSW, Inc	NR / NR / NR	$5,634,000	0.71%	224,000	0.79%	11
20	AMC Entertainment Inc.	CCC+ / Caa2 / NR	$5,424,000	0.68%	233,000	0.82%	5
21	Hudson's Bay Company (Saks)	NR / NR / NR	$5,155,000	0.65%	100,000	0.35%	3
22	Wells Fargo Bank, N.A.	BBB+ / A1 / A+	$5,129,000	0.64%	66,000	0.23%	16
23	Whole Foods Market, Inc.	AA- / A1 / NR	$5,011,000	0.63%	167,000	0.59%	4
24	Starbucks Corporation	BBB+ / Baa1 / BBB	$4,878,000	0.61%	74,000	0.26%	41
25	Best Buy Co., Inc.	BBB+ / A3 / NR	$4,837,000	0.61%	188,000	0.66%	4
	Totals - Top 25 Tenants		$206,949,000	25.91%	8,597,000	30.34%	316

	Total (5):		$798,738,000	(2)	28,335,000	(4)

Notes:
(1)	Credit Ratings are as of June 30, 2022. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
June 30, 2022

The following tables provide a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2022. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of July 31, 2022.

	Full Year 2022 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$2.50	$2.65
Adjustments:
Estimated depreciation and amortization	3.60	3.60
Estimated FFO per diluted share	$6.10	$6.25
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions:

Comparable properties growth	5.5% - 7%
Comparable properties growth excluding prior period rents and term fees	7.5% - 9%
General and administrative expenses	$50 - $54 million (annual)
Mortgage interest income	$1 million (annual)
2021 Dispositions POI	$8 million
Development/redevelopment capital	$300 - $400 million (annual)
Equity to be issued ($260 million of common equity issued year to date through 6/30/2022)	$300 - $400 million (annual)
Note:
Does not assume any material changes of tenants moving to or from a cash basis of accounting.

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2022 and 2021 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(in thousands)
Net income	$64,467	$48,059	$119,195	$97,798
Interest expense	32,074	31,177	63,647	63,262
Other interest income	(133)	(250)	(253)	(613)
Income tax (benefit) provision	(135)	195	169	(67)
Depreciation and amortization	74,461	67,675	146,135	131,549
Gain on sale of real estate and change in control of interest	—	—	—	(17,428)
Adjustments of EBITDAre of unconsolidated affiliates	875	904	1,796	1,874
EBITDAre	$171,609	$147,760	$330,689	$276,375

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. As a result of accommodations made to certain tenants to help them to stay open during and after the COVID-19 pandemic, we have found it necessary to exercise more judgment since the pandemic started than in prior years in order to appropriately reflect the comparability of rents in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure. Rent abatement and short term rent restructuring agreements that are a result of COVID-19 impacts are not included in this calculation.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.